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                            LINE OF CREDIT AGREEMENT

UNITED ENERGY CORPORATION of, 600 Meadowlands Parkway #20, Secaucus, NJ 07094 (jointly and severally if more than one, the "Borrower") and FLEET BANK, N.A., a national banking association created and existing under the laws of the United States of America with a principal office located at 30 Montgomery Street, Jersey City, New Jersey 07303 (the "Bank"), for valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

1.   DEFINITIONS.

  1. Each reference herein to:

    a. "ACCOUNTS", "CHATTEL PAPER", "CONSUMER GOODS", "DOCUMENTS", "EQUIPMENT", "FARM PRODUCTS", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "MONEY", AND "SECURITIES" shall have the meaning assigned to each in the Uniform Commercial Code from time to time in effect in the State (the "UCC");

    b. "AFFILIATES OF BORROWER" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with the Borrower or is an inside director or officer of the Borrower. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote five percent (5%) or more of (i) the voting stock of a corporation, (ii) the partnership interests of a partnership, or (iii) the membership interests of a limited liability company, or to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting stock, partnership interests, membership interests, by contract or otherwise;

    c. "BOOKS AND RECORDS" shall mean all books, correspondence, credit files, records and other documents relating directly or indirectly to the Obligations and the Collateral, including, without limitation, all tapes, cards, runs, data bases, software programs, diskettes, and other papers and documents in the possession or control of the Borrower, any computer service bureau, or other agent or independent contractor;

    d. "LOAN DOCUMENTS" shall mean this Agreement, the Note, any Bank issued Commitment Letter and any amendments thereto, and any and all mortgages, pledge agreements, security agreements, financing statements, guaranties and other documents related to this Agreement and/or the Loan;

    e. "MATERIAL ADVERSE CHANGE" shall mean with respect to the Borrower and any guarantors and any of their respective properties or revenues, an event, action or condition that would or is reasonably likely to (i) adversely affect the validity or enforceability of, or the authority of the Borrower and/or any guarantor to perform their respective obligations under, the Loan Documents, or (ii) materially adversely affect the business, operations, assets or condition (financial or otherwise) of the Borrower and/or any guarantor or the ability of the Borrower and/or any guarantor to perform their respective obligations under any of the Loan Documents, or (iii) materially adversely affect the value of any Collateral;

    f. "PRIME RATE" shall mean the rate of interest designated by the Bank from time to time as being its prime rate of interest, which rate of interest may not necessarily be the lowest rate of interest charged by the Bank to anyone of its customers or any particular class of customers.

    g. "STATE" shall mean the State of New Jersey.

II.  LOAN.

  1. CREDIT LIMIT. This Agreement evidences a line of credit for the Borrower's short-term borrowing needs (the "Loan") with a credit limit (the "Credit Limit") of the maximum principal sum of One Million and No/100 Dollars ($1,000,000.00). Such Credit Limit is further modified by the provisions of Paragraph 10 of this Part II. Within such Credit Limit, until demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default, the Borrower may borrow, repay, and re-borrow hereunder.

  2. ADVANCES. The Bank agrees to make advances to the Borrower until demand by the Bank and/or termination of the Bank's commitment upon the occurrence of an Event of Default, provided that the aggregate principal amount of the Loan does not exceed the Credit Limit. The outstanding principal balance of all advances shall bear interest at the sum of the Prime Rate plus ZERO percent (0.00%) per annum.

  3. EXCESS ADVANCES. If for any reason the aggregate outstanding principal balance of the Loan should at any time exceed the Credit Limit, the Borrower shall, without demand, immediately pay to the Bank a sum sufficient to reduce the outstanding principal balance of the Loan to the Credit Limit.

  4. MINIMUM AMOUNT OF ADVANCE. Each advance under this Agreement shall be in the minimum amount of One Thousand Dollars ($1,000.00) or the unadvanced balance of the Credit Limit, whichever is less.

  5. TELEPHONE ACCESS. The Borrower shall access the Loan by a telephonic request. The Borrower accepts all risks inherent in such request. The Borrower absolves the Bank from all damages, loss and liabilities of whatsoever nature which may result from an unauthorized telephone request, a defective transmission, or a telephonic request which is misunderstood by the Bank

UNITED ENERGY CORPORATION

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       employee. Neither the Bank nor any of its directors, officers or employees shall be under any duty to pass upon the validity, accuracy, authorization, effectiveness, or genuineness of any telephonic request, and the Bank and its directors, officers and employees shall be entitled to assume that any such telephonic instructions are valid, effective, accurate, genuine and authorized. The Borrower consents to the Bank's taping and recording of all telephonic conversations relating to this Agreement and the Loan. All advances shall be disbursed by the Bank by deposit of the Loan proceeds to the Borrower's deposit account with the Bank.

 6. DEMAND LOAN. On demand by the Bank, the entire outstanding principal balance of the Loan and all accrued interest shall immediately become due and payable.

 7. NOTE; INTEREST CALCULATION. The Loan shall be evidenced by the Borrower's note of even date with this Agreement (which note and all amendments thereto and any additional or supplementary notes executed pursuant to this Agreement are herein referred to collectively as the "Note"). After demand, all principal and other amounts outstanding and payable under the Note shall bear interest at the rate of twenty percent (20%) per annum until paid in full. Interest shall be calculated on the basis of a 360-day year using the actual number of days elapsed.

 8. LATE FEE. If the entire amount of any principal and/or interest is not paid in full within (10) days after the same is due, the Borrower shall pay the Bank a later fee equal to five percent (5%) of the required payment.

 9. PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, without premium, penalty, or other charge (except as set forth in the next sentence), but with accrued interest to the day of such prepayment on the amount prepaid. To the extent that any full prepayment during the first twelve (12) months from the date of this Agreement results, directly or indirectly, from the application of funds borrowed by the Borrower from any lending or financial services institution other than the Bank, the Borrower shall pay to the Bank at the time of such prepayment a non-refundable early termination fee of $35 (if unsecured) or $75 (if secured). This provision shall not constitute a waiver of Part V, 9 of this Agreement.

10. ANNUAL CLEAN UP. As long as this Agreement remains in effect, the Borrower shall at least once each twelve (12) month period pay such amount of outstanding advances and accrued interest thereon as may be necessary to maintain for a period of at least thirty (30) consecutive days thereafter a Loan balance less than or equal to zero percent (0%) of the Credit Limit. The Borrower's compliance with this provision shall not cause a termination of any security agreements, mortgages or other agreements which may secure the Loan.


III.   REPRESENTATIONS AND WARRANTIES.
      The Borrower represents and warrants that:

 1. ORGANIZATION AND POWERS. (a) If a corporate, partnership, limited liability company or trust Borrower, it is duly organized, validly existing and in good standing, (b) it has the power and authority to own its properties and to carry on its business as now being conducted and, if a corporate, partnership, limited liability company or trust Borrower, is qualified to do business in every jurisdiction where such qualification is necessary, (c) it has the power to execute, deliver and perform the Loan Documents, (d) the execution, delivery and performance of the Loan Documents have been duly authorized by all requisite action;
       (e) the execution, delivery and performance of the Loan Documents will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of a corporate Borrower, the partnership agreement of a partnership Borrower, the Articles of Incorporation or Operating Agreement of a limited liability company Borrower, or the trust agreement of a trust Borrower, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower (other than in favor of the Bank) or the acceleration of any of its outstanding indebtedness.

 2. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Bank accurate and complete financial data and other information based on its operations in previous years, and said financial data fairly presents the financial position and the results of operations for the periods indicated therein. There has been no Material Adverse Change since the date of the most recent financial statement.

 3. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Borrower.

 4. NO CONFLICT. The Borrower is not a party to any agreement or instrument or subject to any restriction materially or adversely affecting its business, properties or assets, operations or condition, financial or otherwise. The Borrower has no knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

 5. USE OF PROCEEDS. No part of the proceeds of the Loan will be used for consumer purposes or will be used to purchase or carry, directly or indirectly, any margin stock or margin security (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. If requested by the Bank, the Borrower will furnish in connection with this Agreement a statement in conformity with the requirements of Federal Reserve Form U-I referred to in said Regulation U.

IV.    CONDITIONS OF LENDING.

       The Bank shall be obligated to make advances under this Agreement only if on the date such advance is requested:



UNITED ENERGY CORPORATION


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           a. The representations and warranties in Part III hereof are true and correct;

           b. No Event of Default exists; and

           c. The Bank shall have received: (a) certificate of authority, (b) the original Loan Documents, and (c) such additional supporting documents as the Bank may reasonably request.

V.         COVENANTS.

       The Borrower covenants and agrees that it will:

     1. LEGAL EXISTENCE; INSURANCE; ETC. Keep in full force and effect its legal existence (if a corporation, partnership, limited liability company or trust), rights, licenses, permits and franchises and operate its business as conducted prior to the date hereof; maintain all property used in the conduct of its business and keep the same in good repair, working order and condition; and maintain adequate insurance on its properties against fire, theft, and extended coverage risks and against public liability and property damage and products liability and such other risks as may be required by law or as may be reasonably required by the Bank, in such form, for such periods, and written by such companies as may be satisfactory to the Bank, such insurance in the case of a secured loan to name the Bank as additional insured and/or mortgagee/loss payee. All policies of insurance shall provide for at least twenty (20) days' written notice to the Bank prior to cancellation or change in the coverage, scope or amount of any such policies or policies. Borrower shall furnish the Bank with certificates of compliance with the foregoing insurance provision.

     2. COMPLIANCE WITH LAWS. Comply with all present and future applicable laws, ordinances, rules, regulations, directives and other requirements of all governmental instrumentalities, including without limitation those relating to Hazardous Substances, within such time periods as required thereby, with time being of the essence.

     3. OPERATION OF BUSINESS. Maintain and operate its business in a proper and efficient manner.

     4. PAYMENT OF TAXES. Pay and discharge all taxes, assessments, and governmental charges imposed upon Borrower, its income or its property before the same shall be in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien upon any such properties.

     5.    FINANCIAL STATEMENTS. Furnish to the Bank

           a. promptly, from time to time as requested by the Bank, and in all events within one hundred twenty (120) days after the close of each applicable party's tax year, (i) with respect to the Borrower and all corporate, partnership or trust guarantors, financial statements (audited if requested), balance sheets, profit and loss statements, together with supporting schedules, signed and in such form as may be acceptable to the Bank; (ii) with respect to all individual guarantors, signed personal financial statements; and
              (iii) with respect to all entities and individuals referred to in
              (i) and (ii), current Federal income tax returns (with all schedules and exhibits), or in the case of a partnership, Form 1065 (with all schedules and exhibits). In any event, all the documents referred to in this subparagraph (a), regardless of when last submitted, must be submitted to the Bank, as often as the Bank shall deem necessary, if there occurs a Material Adverse Change.

           b. promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower and all guarantors, as the Bank may reasonably request; and

           c. with respect to all personal financial statements submitted by individual guarantors, such statements shall be on forms prescribed by the Bank.

     6. INSPECTION. Permit agents or representatives of the Bank, at reasonable hours and upon reasonable notice, to inspect the Books and Records of the Borrower and to make abstracts or reproductions thereof, all at the Borrower's expense.

     7.    ADVERSE CHANGES. Promptly advise the Bank of any Material Adverse
           Change.

     8. ACCOUNTING SYSTEM. Maintain a standard system of accounting in accordance with generally accepted accounting principles.

     9.    DEPOSITORY. Maintain the Bank as the Borrower's principal depository.

     10. INDEBTEDNESS. Not incur or permit to exist any indebtedness or liability except indebtedness to the Bank or any Bank affiliate, indebtedness with respect to warranty, trade obligations and other liabilities incurred in the ordinary course of business, and any indebtedness or liability permitted in writing by the Bank.

     11. LIENS. Not create, assume or suffer to exist any mortgage, security interest, or lien on any of its assets, now or hereafter owned, other than liens securing indebtedness to the Bank or any Bank affiliate, liens securing the payment of taxes not yet due, liens imposed by law (other than for borrowed money), liens incurred by the Borrower in good faith in the ordinary course of business, and other liens permitted in writing by the Bank.

     12. GUARANTIES; ETC. Not guarantee, endorse or otherwise become or be responsible for obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through purchase of Goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging any indebtedness or obligation of such other person or entity, or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

     13. INVESTMENTS. Not purchase, invest in or otherwise acquire or hold Securities including, without limitation, capital stock (including closely held stock) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person or entity (including, without limitation, all Affiliates of the Borrower), except investments in short-term obligations of the United States and certificates of deposit issued by the Bank or any Bank Affiliate.

     14. SALES OF ACCOUNTS AND INSTRUMENTS. Not sell, assign, discount or dispose of any Accounts or Instruments held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

UNITED ENERGY CORPORATION                                                    40
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 15.  SALES AND TRANSFERS. Not sell, assign, lease, transfer, sell and leaseback, or otherwise dispose of all or any material amount of its assets not in the ordinary course of business to any person or entity or turn over the management of, or enter into a management contract with respect to, such assets.

 16. VALUATION. Not write up (by creating an appraisal surplus or otherwise) the value of any capital assets above their cost less the depreciation regularly allowable thereon.

 17. FUNDAMENTAL CHANGES. Not dissolve, liquidate, consolidate with or merge with any corporation, limited liability company or other entity or agree to do any of the foregoing.

 18. DISTRIBUTIONS. If a corporate Borrower, not declare or pay any dividends, or make any distribution to holders of shares of its capital stock (and on account of such capital stock) of cash, capital stock or other property, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock of any class; and if a partnership or limited liability company Borrower, not permit the return or withdrawal of any capital contributions; provided, however, that if the Borrower is an "S" Corporation under the Internal Revenue Code, the Borrower may make annually such cash distributions to its shareholders as shall equal the sum of federal income taxes which are allocable to such shareholders' income received or deemed to have been received on account of such shareholders' capital stock in the Borrower.

 19. Additional Covenants. Comply with the additional covenants, if any, set forth on affixed Exhibit A-1.

VI.  SECURITY AGREEMENT AND OTHER SECURITY DOCUMENTS.

  In addition to any Collateral which may be provided for in Part VI of this Agreement, the Loan is secured by one or more of the following additional documents: Pledge Agreement(s),

1. SECURITY INTEREST; COLLATERAL; OBLIGATIONS. The Borrower hereby grants to the Bank, as security for any and all obligations whatsoever of the Borrower to the Bank, whether direct, indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, including without limitation all indebtedness and liabilities evidenced by the Loan, this Agreement, the other Loan Documents, checking account overdrafts, and letter of credit reimbursement agreements, excluding, however, indebtedness incurred primarily for personal, family or household purposes (collectively, the "Obligations"), a security interest in and agrees and acknowledges that the Bank has and will continue to have a security interest in all of the Collateral described below, both presently owned and after acquired, together with all proceeds and products thereof, additions and accessions thereto, and all replacements and substitutions therefor (collectively, the "Collateral"), excluding, however, all such Collateral which constitutes Consumer Goods in the hands of the Borrower: Accounts, Books/Records, Chattel, Documents, Equipment, Fixtures, Instruments, Intangibles, Inventory, Securities, Machinery, Furniture, Contract Rights.

 2.   Borrower hereby warrants, covenants and agrees that:

   a. TITLE; ADVERSE LIENS. Except for prior security interests disclosed on Exhibits A-2 (if any) and except for the security interest granted hereby, the Borrower is the owner of presently owned Collateral and will be the owner of Collateral hereafter acquired free from any adverse lien, and Borrower will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

   b. FINANCING STATEMENTS. Except for financing statements evidencing the security interests which may be listed on Exhibit A-2 (if any), no financing statements covering any Collateral are on file in any public office. At the request of the Bank, the Borrower will execute one or more
       (i) financing statements pursuant to the UCC; (ii) title certificate lien application forms; and (iii) other documents necessary or advisable to perfect the security interests evidenced hereby, all in form satisfactory to the Bank. Where allowed by law, the Borrower hereby irrevocably authorizes the Bank to file financing statements and amendments without the signature of the Borrower. The Borrower will pay the cost of filing the aforesaid documents or filing or recording this Agreement in all public offices wherever filing or recording is deemed by the Bank to be necessary or desirable.

   c. ADVERSE LIENS. The Borrower will keep the Collateral free from any future adverse liens.

   d.  EQUIPMENT. If the Borrower has granted a security interest in Equipment:
      i.  The Equipment is used primarily for business purposes.

      ii. The Equipment will be kept at the location listed on affixed Exhibit A-3. Borrower will promptly notify Bank of any change in the location of the Equipment, and Borrower will not remove the Equipment from such location without the prior written consent of the Bank.

   e.  INVENTORY. If the Borrower has granted a security interest in Inventory:

      i. The Inventory is acquired for business purposes. In the absence of an Event of Default hereunder, the Borrower may sell the Inventory in the ordinary course of its business upon terms not exceeding thirty (30) days, or upon such further terms as the Bank may from time to time approve. The Borrower shall not without the consent of the Bank sell the Inventory to any supplier or employee of the Borrower or to any person to whom the Borrower is indebted or under circumstances which would otherwise create an adverse lien, including a right of set-off, against the Account resulting from such sale.

      ii. Inventory will be kept at the location listed on affixed Exhibit A-3. The Borrower will promptly notify the Bank of any change in the location of the Inventory, and the Borrower will not remove the Inventory from such location without the prior written consent of the Bank.

   f.  ACCOUNTS. If the Borrower has granted a security interest in Accounts:

      i. The Borrower will upon demand render to the Bank a statement indicating the total dollar value of the Accounts.

UNITED ENERGY CORPORATION

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               ii.  The only offices where the Borrower keeps Books and Records concerning any Accounts is at the location listed on affixed Exhibit A-3. The Borrower will not remove any of such Books and Records from said offices without the prior written consent of the Bank.

               iii. During the five years immediately preceding the grant of the security interest hereby to the Secured Party, Borrower has maintained its chief executive office at the address(es), and during the time periods, set forth on Exhibit A-3. Without the prior written consent of the Secured Party, Borrower will not change its chief executive office.

               iv. The Borrower will at all times keep accurate and complete Books and Records of its Accounts, and the Bank or any of its agents shall have the right to inspect the Borrower's Books and Records relating to said Accounts or to any other transactions to which the Borrower is a party and from which an Account might arise and to make extracts from said Books and Records, all at the Borrower's expense. The Bank may in its own name or in the names of others, communicate with account debtors in order to verify with them, to the Bank's satisfaction, the existence, amount and terms of any Accounts. The Borrower shall immediately notify the Bank of any event causing loss or depreciation in value of any of its Accounts and the amount of such loss or depreciation.

               v. If any of the Borrower's Accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, the Borrower will immediately notify the Bank thereof in writing and execute any instruments and take any steps required by the Bank in order that all monies due and to become due under such contracts shall be assigned to the Bank and notice thereof given to the government under the Federal Assignment of Claims Act.

               vi. If any of the Borrower's Accounts should be evidenced by Instruments, the Borrower will immediately deliver such Instruments to the Bank, appropriately endorsed to the Bank's order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand or notice of any kind with respect thereto.

               vii. This Agreement may, but need not be supplemented by separate assignments of Accounts to the Bank, and if such assignments are given, the rights given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

          g. FIXTURES; FARM PRODUCTS. If the Borrower has granted a security interest in Fixtures and/or Farm Products, there is affixed hereto as Exhibit A-4 a description of the applicable real estate and the name(s) of the record owner.

          h. INVESTMENT SECURITIES. If the Borrower has granted a security interest in Investment Securities the Bank may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not an Event of Default has occurred.

VII. EVENTS OF DEFAULT.

     THE ITEMIZATION OF THE FOLLOWING EVENTS OF DEFAULT DOES NOT CHANGE THE DEMAND NATURE OF THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE NOTE.

     1. LISTING OF EVENTS OF DEFAULT. The occurrence of any of the following events or conditions with respect to the Borrower shall, individually and collectively, be an "Event of Default" hereunder:

          a. any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the Loan shall prove to be false or misleading in any material respect;

          b. failure to pay the principal of, or interest on, the Note or any other indebtedness of the Borrower to the Bank, within ten (10) days from the date the same or any installment thereof shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

          c. default in the due observance or performance of any other covenant, condition or agreement contained in this Agreement, any of the other Loan Documents, or in any other agreement or document evidencing or pertaining to Obligations, and such other default shall remain unremedied for ten (10) days;

          d. the acceleration of the maturity of any of the Borrower's indebtedness other than to the Bank;

          e.   involvement in financial difficulties as evidenced by:

          f. an attachment made on the Borrower's property or assets which remains unreleased for a period in excess of forty-five (45) days; or

               i. the inability to pay its debts (including without limitation taxes) generally as they become due; or

               ii. the appointment or authorization of a custodian as defined in the Bankruptcy Code; provided, however, that in the case of the appointment of a receiver in an involuntary proceeding such appointment continues in effect and undischarged for a period of thirty (30) days; or

               iii. the entry of an order for relief in a voluntary case under any chapter of the Bankruptcy Code; or

               iv. the filing of an involuntary petition under any chapter of the Bankruptcy Code, which petition remains undismissed for a period of thirty (30) days; or

               v. any other judicial modification or adjustment of the rights of Borrower's creditors;

          g. final judgment for the payment in excess of an aggregate of Ten Thousand Dollars ($10,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

          h. any transfer (which shall include, without limitation, by sale, exchange, gift, pledge, hypothecation, or by other means except transfers by operation of law) to any person who is not presently a shareholder of a corporate Borrower or the spouse or child of a shareholder of a corporate Borrower of any voting capital stock of the Borrower, except any transfers of such shares upon the death of a shareholder either by will or by intestacy;

UNITED ENERGY CORPORATION                                                     42
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          i. any transfer (as defined in (g)) to any person who is not presently a partner of a partnership Borrower or the spouse or child of a partner of a partnership Borrower of any partnership interest in the Borrower, except any transfer of such interest upon the death of a partner either by will or intestacy;

          j. any transfer (as defined in (g)) to any person who is not presently a member of a limited liability company Borrower or the spouse or child of a member of a limited liability company Borrower of any membership interest in the Borrower, except any transfer of such interest upon the death of a member either by will or intestacy;

          k. in the case of a trust Borrower, (i) any change in the beneficiaries of the trust; (ii) any dilution of the beneficial interest of one or more of the beneficiaries; or (iii) any change in the trustee or trustees;

          l. the suspension of business for cause, other than strike, casualty or other cause beyond the Borrower's control and in the event of such suspension for cause beyond the Borrower's control, failure to resume operations as soon as possible;

          m. dissolution or termination of the legal existence of the Borrower;

          n. participation in any illegal activity or in any activity, whether or not related to the business of the Borrower, that may subject the assets of the Borrower to (i) a restraining order or any form of injunction issued by any federal or state court, or (ii) seizure, forfeiture or confiscation by any federal or state governmental instrumentality;

          o. if the Bank believes in good faith, at any time, that either (a) the prospect of the Borrower's (i) repayment of the Loan or payment of any of its other obligations under the Loan Documents or (ii) performance of its duties thereunder is impaired or (b) there is any Material Adverse Change; or

          p. with respect to any guaranty and/or subordination agreement included in the Loan Documents, the failure of the same to remain in full force and effect until the Loan is paid in full and this Agreement is terminated.

     2. CERTAIN CROSS-DEFAULTS. The happening of any event or condition set forth in subsection 1(e), (f), (l), or (m) above, with respect to a general partner of a partnership Borrower or any guarantor of the Loan shall likewise constitute an Event of Default.

     3. TERMINATION OF COMMITMENT. If an Event of Default occurs, the Bank, at its option, may (i) make demand for payment of the entire outstanding principal balance and all accrued interest on account of the advances (the Bank having the right at all times, whether or not an Event of Default has occurred, to make such demand); and (ii) terminate the commitment to make advances under this Agreement (provided, however, that if the Bank shall exercise its discretionary right to make demand, such demand shall also terminate the Bank's commitment to make advances, whether or not an Event of Default has occurred).

VIII. MISCELLANEOUS.

     1. WAIVER OF EVENT OF DEFAULT. No delay in terminating the Bank's commitment under this Agreement and/or in making demand shall affect the rights of the Bank later to take such action with respect thereto, and no waiver as to one Event of Default shall affect rights as to any other default.

     2. NOTICES. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Borrower shall be sent as follows: UNITED ENERGY CORPORATION, 600 Meadowlands Parkway #20, Secaucus, NJ 07094. All notices hereunder shall be effective upon the earliest to occur of
          (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and
          (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

     3. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive any making by the Bank of the Loan and the execution and delivery of any Loan Documents and shall continue in full force and effect until this Agreement is terminated and all the Obligations are paid in full.

     4. LEGAL FEES AND EXPENSES; ADDITIONAL FEES AND CHARGES. The Borrower will pay all expenses incurred by the Bank in connection with the preparation of the Loan Documents, the making of the Loan, and the enforcement of the rights of the Bank in connection with this Agreement, any of the other Loan Documents and the Loan, including, but not limited to, the reasonable fees of its counsel (which may include costs allocated by the Bank's internal legal department), plus the disbursements of said counsel. Borrower further agrees to pay to the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of the Loan, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees. The Borrower agrees to pay on demand the Bank's service fees and charges for administrative costs as in effect from time to time (including, without limitation, such fees and charges as may be expressly provided for in this Agreement). Any such fee or charge may be implemented by the Bank from time to time or, in the case of any such existing fee or charge, the amount thereof may be increased by the Bank from time to time, in each instance, in or to such amount as the Bank in its sole discretion deems reasonable.

     5. CHOICE OF LAW. This Agreement and all the other Loan Documents shall be construed in accordance with and governed by the local laws (excluding the conflict of laws rules, so-called) of the State.

     6. WRITTEN MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement or of any of the other Loan Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which

UNITED ENERGY CORPORATION                                                    43
     given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.
 7. ACCOUNTING PRACTICE. All matters involving accounting practice are to be determined both as to classification of items and amounts in accordance with generally accepted principles of accounting practice consistently applied by the Borrower's accountants in the preparation of its previous annual financial statements.
 8. DOCUMENTATION. All documents required hereunder shall be in form and substance satisfactory to the Bank.
 9. JOINT AND SEVERAL OBLIGATIONS. If this Agreement is signed by more than one Borrower, all obligations of the Borrowers are their joint and several obligations, and all references to the Borrower herein shall be deemed to refer to each of them, either of them, and all of them.
10. UNENFORCEABILITY. In the event any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.
11. CUMULATIVE REMEDIES; SETOFF. The rights and remedies provided the Bank in this Agreement and in the other Loan Documents shall be cumulative and shall be in addition to and not in derogation of any rights or remedies provided the Bank in any other document, instrument or agreement or under applicable law or otherwise, and may be exercised concurrently or successively. Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any collateral securing the Loan. ANY AND ALL RIGHTS TO
     REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12. ASSIGNMENTS AND PARTICIPATIONS. The Borrower agrees that the Bank shall have the right at all times to sell all or any portion of the Loan and all Loan Documents, and to grant one or more participations in the Loan and in all Loan Documents. In connection therewith, the Borrower hereby irrevocably authorizes the Bank to deliver to each such purchaser, participant and prospective purchaser and prospective participant originals and copies of all Loan Documents and all financial statements and other credit and factual data from time to time in the Bank's possession which relate to the Borrower and/or all guarantors, if any, of the Loan. The Borrower further agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies such information pertaining to the Borrower and/or all guarantors, if any, as is consistent with the Bank's policies and practices from time to time in effect.
13. MAXIMUM RATE OF INTEREST. All provisions of this Agreement are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the Bank hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of the Loan allowed by applicable law (the "Maximum Allowable Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Agreement, then this Agreement shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Agreement results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate set forth in this Agreement to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance of the Loan and not a payment of interest.
14.  WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE TO A
     TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
15. JURISDICTION AND VENUE. The Borrower irrevocably consents that any legal action or proceeding against it or any of its property with respect to any matter arising under or relating to this Agreement and the other Loan Documents may be brought in any court of the State, or any Federal Court of the United States of America located in the State, as the Bank may elect, and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth herein. The foregoing, however, shall not limit the Bank's rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. The Borrower irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and the other Loan Documents, and further irrevocably waives any claim that the State is not a convenient forum for any such suit, action or proceeding.

UNITED ENERGY CORPORATION                                                     44

16. PRESENTMENT; ETC. The Borrower expressly waives presentment, notice of dishonor, protest and notice of non-payment.
17. DEBIT. The Borrower hereby irrevocably authorizes the Bank and any subsequent holder of the Note, both before and after demand, to debit any of the Borrower's business accounts maintained with the Bank (or subsequent holder for all sums (including without limitation principal, interest, late fees, and other fees) payable from time to time under this Agreement and the other Loan Documents. In addition, if the Borrower has signed a separate authorization, the Bank is authorized to initiate ACH debit transfers for the Loan payments and on the business account(s) specified in the authorization. These provisions shall not obligate the Bank to create or allow any overdraft, and such authority shall not relieve the Borrower of the obligation to assure that payments are made when due.
18. INTEGRATION. The Loan Documents supersede all prior agreements between the parties with respect to the Loan, whether oral or written, including, without limitation, all correspondence between counsel for the respective parties. The Loan Documents constitute the entire agreements between the parties with respect to the Loan, and the rights, duties, and obligations of the parties with respect thereto.
19. LENDER LIABILITY. The Bank shall not be liable for any loss sustained by any party resulting from any action, omission, or failure to act by the Bank, whether with respect to the exercise or enforcement of the Bank's rights or remedies under the Loan Documents, the Loan, or otherwise, unless such loss is caused by the actual willful misconduct of the Bank conducted in bad faith. IN NO EVENT SHALL THE BANK EVER BE LIABLE FOR CONSEQUENTIAL OR PUNITIVE DAMAGES, ANY RIGHT OR CLAIM THERETO BEING EXPRESSLY AND UNCONDITIONALLY WAIVED.
20. BANK'S DECISIONAL STANDARDS. To the extent that applicable laws require the Bank's actions or decisions under the Loan Documents to be conducted in good faith, the term "good faith" shall be defined (using a subjective standard) as honesty in fact with regard to the conduct or transaction concerned based upon the facts and circumstances actually known to the individual(s) acting for the Bank, and such requirement may be satisfied by reliance upon the advice of attorneys, accountants, appraisers, architects, engineers, or other qualified professionals. 21. DESCRIPTIVE HEADINGS; CONTEXT. The captions in this Agreement are for convenience of reference only and shall not define or limit any provision. Whenever the context requires, reference in this Agreement to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural, and, in each case, vice versa. 22. ACKNOWLEDGMENT OF COPY. The Borrower acknowledges that it has received a fully executed copy of this Agreement.

  IN WITNESS WHEREOF, the Borrower and the Bank, by persons duly authorized, have executed this Agreement as of May 31, 2000.



WITNESS:


                                                    UNITED ENERGY CORPORATION
/s/ James L. Biringer, VP
--------------------------                          By:   /s/ Ronald Wilen
                                                          ----------------------
                                                    Name:  Ronald Wilen
                                                    Title: President



                                                    By:
                                                          ----------------------
                                                    Name:
                                                    Title:


                                                    Fleet Bank, N.A.

[signature illegible]                               By:    /s/ James L. Biringer
                                                           ---------------------
                                                    Name:  James L. Biringer
                                                    Title: Vice President


UNITED ENERGY CORPORATION                                                    45

                                  EXHIBIT A-1

           COVENANT                         LIMITS          TESTING FREQUENCY
NI+Dep+Int Exp-Unfunded CAPEX-Dividends    1.20 to 1           Annual
---------------------------------------
             CMLTD+Int
         Minimum TNW (GAAP)                600,000             Quarterly


UNITED ENERGY CORPORATION                                                    46

                                  EXHIBIT A-2

                     PRIOR SECURITY INTERESTS IN COLLATERAL


                                  EXHIBIT A-3

                             LOCATION OF EQUIPMENT
                 600 Meadowlands Parkway #20 Secaucus, NJ 07094


                             LOCATION OF INVENTORY
                 600 Meadowlands Parkway #20 Secaucus, NJ 07094


                     OFFICES CONTAINING RECORDS OF ACCOUNTS
                 600 Meadowlands Parkway #20 Secaucus, NJ 07094


                                  EXHIBIT A-4

                           DESCRIPTION OF REAL ESTATE




                            NAME(S) OF RECORD OWNER


UNITED ENERGY CORPORATION                                                    47

                         LINE OF CREDIT PROMISSORY NOTE

$1,000,000.00 PRINCIPAL AMOUNT

                                                              Date: May 31, 2000

BORROWER: UNITED ENERGY CORPORATION

BANK: Fleet Bank, N.A.

BANK'S ADDRESS: 30 Montgomery Street, Jersey City, New Jersey 07303

INTEREST RATE: The interest rate per annum equal to ZERO (0.00%) percentage points above the Prime Rate (as defined in Section 2).

PAYMENT SCHEDULE: Monthly payments of interest only in arrears shall be due and payable commencing on JULY 1, 2000, and continuing on the same day of each successive month, and upon payment in full of this Note. Principal shall be due and payable on demand.

LOAN AGREEMENT: That certain Line of Credit Loan Agreement of even date between the Bank and the Borrower relating to the indebtedness evidenced hereby, the terms and provisions of which are incorporated herein by reference.

     All capitalized words or phrases which are not otherwise specifically defined hereinabove or elsewhere in this Note shall have the meaning assigned in the Loan Agreement.

1. PROMISE TO PAY. FOR VALUE RECEIVED, the Borrower (jointly and severally if more than one) promises to pay to the order of the Bank, ON DEMAND, the Maximum Principal Amount or if less, the aggregate unpaid principal amount of advances made by the Bank to the Borrower pursuant to the Loan Agreement; together with interest in accordance with the Payment Schedule and at the Interest Rate on the unpaid principal balance hereof from time to time outstanding. Notwithstanding the foregoing, from and after demand, all principal and other amounts outstanding and payable under this Note shall bear interest at the rate of sixteen percent (16%) per annum until paid in full. All interest payable hereunder shall be computed on the basis of the actual number of days elapsed using a three hundred sixty (360) day year.

2. PRIME RATE. Each reference in this Note to "Prime Rate" shall mean the prime rate designated from time to time by the Bank as being its "prime rate" of interest, such interest rate to change on the effective date of each change in the Prime Rate, which rate of interest may not necessarily be the lowest rate of interest charged by the Bank to anyone of its customers or any particular class of customers.

3. PAYMENT PROVISIONS. All sums payable hereunder are payable in lawful money of the United States of America and in immediately available funds at the Bank's Address or at such place or places as the Bank, its successors or assigns (collectively, the "Holder"), may designate in writing. If this Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based on the actual time of payment. Each Note payment (other than final payment in full of the Note) made by check drawn on a bank other than the Bank shall be credited to the Note on the business day that funds are deemed to be available under applicable federal law.

4. PREPAYMENT. This Note may be prepaid at any time, in whole or in part, without premium, penalty or other charge (except as set forth in the next sentence), but with accrued interest to the day of such prepayment on the amount prepaid. To the extent that any full prepayment during the first twelve (12) months from the date of this Note results, directly or indirectly, from the application of funds borrowed by the Borrower from any lending or financial services institution other than the Bank, the Borrower shall pay to the Bank at the time of such prepayment a non-refundable early termination fee of $35 (if unsecured) $75 (if secured).

5. LATE FEE. If the entire amount of any principal and/or interest is not paid in full within (10) days after the same is due, the Borrower shall pay the Bank a later fee equal to five percent (5%) of the required payment.

6. FEES AND EXPENSES. The Borrower will pay all expenses incurred by the Holder in connection with the preparation of the Loan Documents, the making of the loan evidenced by this Note, and the enforcement of the rights of the Holder in connection with this Note and the Loan Documents, including, but not limited to, the reasonable fees of its counsel (which may include costs allocated by the Holder's internal legal department), plus the disbursements of said counsel. The Borrower further agrees to pay to the Holder on demand all reasonable fees, costs and expenses incurred by the Holder in connection with the administration of this Loan, including, without limitation, overnight courier fees, lien search fees, filing and recording fees, and other fees and charges as provided in the Loan Agreement.

UNITED ENERGY CORPORATION                                                    48

7. PLEDGE TO FEDERAL RESERVE. Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

8. WAIVER. The Borrower expressly waives presentment, notice of dishonor, protest and notice of non-payment.

9. JOINT AND SEVERAL OBLIGATIONS. If this Note is signed by more than one Borrower, all obligations of the Borrower are their joint and several obligations.

10. CHOICE OF LAW. This Note shall be construed in accordance with and governed by the local laws (excluding the conflict of laws rules, so-called) of the State of New Jersey.



WITNESS:                                UNITED ENERGY CORPORATION
/s/ James L. Biringer
--------------------                    BY: /s/ Ronald Wilen
Vice President                          --------------------------
                                        NAME: Ronald Wilen
                                        TITLE: President


                                        BY:
-------------------                        --------------------------
                                        NAME:
                                        TITLE:



UNITED ENERGY CORPORATION                                                    49

                                PLEDGE AGREEMENT

United Energy Corporation (jointly and severally if more than one, the "Pledgor") and FLEET BANK, N.A., a national banking association created and existing under the laws of the United States of America with a principal office located at 30 Montgomery Street, Jersey City, New Jersey 07303 (the "Bank"), agree as follows:

1.  DEFINITIONS.  THE FOLLOWING ADDITIONAL DEFINITIONS APPLY:

    A.  BORROWER: UNITED ENERGY CORPORATION.

    B. LIABILITIES: All obligations, indebtedness and liability of any type of the Borrower and the Pledgor to the Bank, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, excluding, however, indebtedness incurred primarily for personal, family or household purposes; the obligations of the Borrower and the Pledgor under any agreement evidencing any of the foregoing; and expenses or costs incurred by the Bank in the enforcement of any of its rights with respect thereto.

    C. PLEDGED COLLATERAL: (i) The property delivered or otherwise transferred by the Pledgor to the Bank and consisting, as of the date of this Agreement, of the property described on affixed Exhibit A; (ii) any and all securities (both certificated and uncertificated), closely held capital stock, notes, mortgages, instruments, documents, letters of credit, certificates of deposit, deposit accounts, bank accounts, balances in any account of the Pledgor with the Bank, and all other property interests which may subsequently be delivered or transferred by the Pledgor to the Bank; (iii) any of the foregoing when put in transit to the Bank; (iv) in the case of securities and closely held capital stock, Pledged Collateral shall include, without limitation, all shares of any class of the capital stock of the issuer which shall be issued or distributed (by way of stock dividends or otherwise) or sold by the issuer to the Pledgor at any time or times after the date of this Agreement or which shall be purchased or otherwise acquired by or on behalf of the Pledgor from the issuer or from any other person or persons at any time or times after the date of this Agreement; all dividends of every kind which shall become and be due and payable or distributable on or in respect of all or any of the securities and closely held capital stock; all payments of every kind whatever which shall become and be due and payable or distributable on account of the purchase, redemption, repurchase or other retirement of all or any of the securities and closely held capital stock; all other distributions of every kind (including, without limitation, all capital distributions) which shall become and be due and payable or distributable on or in respect of the securities and closely held capital stock; and (v) all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing. Any delivery or transfer of any of the Pledged Collateral to an agent or custodian designated by the Bank shall be deemed a delivery or transfer to the Bank.

2. SECURITY INTEREST. The Pledgor hereby pledges and impresses the Pledged Collateral with a lien, and grants to the Bank a security interest in the Pledged Collateral, to secure the punctual payment and performance of all the Liabilities.

3. PLEDGOR'S ADDITIONAL OBLIGATIONS. The Pledgor agrees that: (1) any distribution in kind received by the Pledgor from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be immediately delivered to the Bank in the form received with any required endorsement;
    (2) additional collateral in form and kind satisfactory to the Bank will be deposited by the Pledgor with the Bank if the Bank at any time deems the Pledged Collateral insufficient or unsatisfactory; (3) any note or other instrument executed and delivered to the Pledgor by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be immediately delivered with any required endorsement to the Bank. All such items shall be held by the Bank in accordance with the terms of this Pledge Agreement.

      The Pledgor agrees to pay the Bank on demand all reasonable fees, costs and expenses incurred by the Bank in connection with the administration of this Pledge Agreement, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees.

      The Pledgor agrees to execute and deliver to the Bank and/or third parties designated by the Bank such additional documents, notices, requests and other instruments as the Bank deems necessary or advisable to protect the Bank's rights under this Pledge Agreement.

4. CERTAIN RIGHTS AND DUTIES OF BANK. The Pledgor acknowledges that: the Bank has no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Bank; prior to the occurrence of any event of default described in the succeeding paragraph the Bank's rights with respect to the Pledged Collateral shall be limited to the Bank's rights as a secured party and pledgee and the right to perfect its security interest, preserve, enforce and protect the lien granted hereunder and its interest in the Pledged Collateral; and the Bank may sell, assign or grant participations in any of the Liabilities and any of the Pledged Collateral and that the Bank's purchaser, assignee or participant shall have the same rights and privileges with respect to such Liabilities and Pledged Collateral as the Pledgor grants to the Bank under this Pledge Agreement. With respect to any Pledged Collateral with a stated maturity date (including, without limitation, certificates of deposit and other term accounts), the Bank is authorized and directed, upon maturity, to roll-over and reinvest such Pledged Collateral in a similar investment, with such tenor and interest rate or yield as the Bank, in its discretion, deems to be reflective of prevailing market conditions. Bank may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not a default or an Event of Default has occurred. Prior to the occurrence of any event of default described in the succeeding paragraph, the Bank agrees that it will not vote any Pledged Collateral constituting securities or closely held capital stock.


5. EVENTS OF DEFAULT; REMEDIES. Upon occurrence of any event of default under any instrument evidencing any of the Liabilities or of any of the following events: (1) default in the payment or performance of any other of the obligations or liabilities of the Pledgor under any agreement between the Bank and Pledgor; (2) the Pledgor, if a business entity, discontinues business operations at any of the Pledgor's locations; (3) the Pledgor is generally unable to pay debts as they become due or the Bank deems itself insecure; (4) the Pledgor makes a general assignment for the benefit of creditors; (5) the entry of a decree, order or order for relief by a court having jurisdiction of a case initiated by or against the Pledgor under the federal bankruptcy code or any other federal or state laws pursuant to which a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official, is appointed for the Pledgor or any of the Pledgor's property, with or without consent, for any purpose whatsoever; (6) a substantial part of the property of the Pledgor is taken by attachment, execution or any other form of legal process; (7) the assertion of any levy, seizure or attachment on the Pledged Collateral; or
    (8) death of an individual Pledgor or dissolution or termination of legal existence of a corporate, limited liability company, partnership or trust Pledgor; then the Bank, with or without notice to the Pledgor and without demand for additional collateral, may (a) transfer the Pledged Collateral into the name of the Bank or its nominee and vote any Pledged Collateral constituting securities or closely held capital stock; (b) sell at public or private sale any or all of the Pledged Collateral, which the Bank may purchase free from any right of redemption; or (c) at its discretion in its own name or in the name of the Pledgor take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. After deducting its expenses, including reasonable attorney's fees, incurred in the sale or collection of the Pledged Collateral, the Bank shall apply the proceeds to the Liabilities and shall account to the Pledgor for any surplus. The Pledgor agrees that the Bank has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Liabilities. The Pledgor further agrees that after the occurrence of an event of default, the Bank shall have no obligation to vote any Pledged Collateral constituting securities or closely held capital stock.

6. POWER OF ATTORNEY, ETC. The Pledgor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney-in-fact for and on behalf of the Pledgor with full power of substitution and revocation in its own name or in the name of the Pledgor to make, execute, deliver and record any and all financing statements, continuation statements, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Bank in its sole discretion may deem necessary or advisable to perfect, preserve, enforce or protect the lien granted hereunder and its interest in the Pledged Collateral and to carry out the purposes of this Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Borrower, with the right to collect and apply to the Liabilities all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Bank by the Pledgor are expressly declared to be coupled with an interest and shall be irrevocable until all the Liabilities are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Pledge Agreement) or a financing statement is sufficient as a financing statement.

7. MISCELLANEOUS. This Pledge Agreement and the Pledged Collateral shall not be in any way affected by the extension of time or renewal of any of the Liabilities, the modification in any manner of the taking or release in whole or in part of any security therefor or the obligations of any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Borrower or to the Pledgor. No termination of this Pledge Agreement shall be effective in any event until the Bank in its discretion determines that the Liabilities of the Borrower covered by this Pledge Agreement have been satisfied in full.

8. NOTICES. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Bank shall be sent as follows: Fleet Bank, N.A., 2970 Transit Road NY/BU/2083, West Seneca, NY 14224, Attention Central Documentation. Any notice to the Pledgor shall be sent to the address(es) as referenced below. All notices hereunder shall be effective upon the earliest to occur of (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand
     (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

9. JOINT AND SEVERAL OBLIGATIONS; CONSTRUCTION. If more than one Pledgor has signed this Pledge Agreement, the obligations of the Pledgor are joint and several. The term "Pledgor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

10. CHOICE OF LAW. This Pledge Agreement is executed under and shall be construed in accordance with the local laws (excluding the conflict of laws rules, so-called) of the state in which the Bank has its principal office (as indicated on page 1 hereof).

11. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of the Bank and its successors and assigns and shall bind the Pledgor and the successors, representatives and heirs of the Pledgor.

     This Pledge Agreement has been executed by the Pledgor and the Bank in duplicate original as of the ____ day of ____________, ____.




     WITNESS:



     /s/ James L. Biringer, Vice President      /s/ Ronald Wilen, President
     -------------------------------------      ---------------------------
                                                Name: United Energy Corporation


                                                600 Meadowlands Parkway #20
                                                ----------------------------
                                                Address: Secaucus, NJ 07094
                                                         Ronald Wilen, President


                                                Fleet Bank, N.A.



                                            BY: /s/ James L. Biringer
                                                -----------------------------
                                                Name:  James L. Biringer
                                                Title: Vice President

                                   EXHIBIT A
                      (Description of Pledged Collateral)

             SECURITIES AND CLOSELY HELD CAPITAL STOCK (CORPORATE)

ISSUER                        NO. OF SHARES            CERTIFICATE NO.     CUSIP NO.
------                        -------------            ---------------     -----------
United Energy Corporation        750,000                    4215           910900 20 8

                                    GUARANTY

This Guaranty is executed and delivered as of May 31, 2000, by the undersigned, JOSEPH J. GRANO, (jointly and severally if more than one, the "Guarantor") to FLEET BANK, N.A., a national banking association created and existing under the laws of the United States of America with a principal office located at 30 Montgomery Street, Jersey City, New Jersey 07303 (the "Bank").

                                  WITNESSETH:

WHEREAS, the Bank and UNITED ENERGY CORPORATION (the "Borrower") intend to enter into a loan transaction of even date herewith; and

WHEREAS, the Bank has advised the Guarantor that it will not enter into the aforesaid loan transaction with the Borrower unless, among other matters, the Guarantor guarantees the punctual payment and performance of all obligations of the Borrower to the Bank as hereinafter provided, including without limitation the punctual payment of all principal, interest and fees; and

WHEREAS, the Guarantor is willing and has agreed to guarantee the payment and performance of the aforesaid obligations, as hereinafter provided.

NOW, THEREFORE, in consideration of any and all loans, advances, discounts and extensions of credit made and to be made by the Bank to, for the account of, or on behalf of the Borrower, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

     1. DEFINITION OF LIABILITIES. "Liabilities of the Borrower" shall mean all obligations, indebtedness and liability of any type of the Borrower to the Bank, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired (excluding, however, indebtedness incurred primarily for personal, family or household purposes); the obligations of the Borrower under any agreement evidencing any of the foregoing; expenses and costs incurred by the Bank in the enforcement of any of its rights with respect thereto, including without limitation reasonable attorneys' fees; and any and all costs and expenses incurred by the Bank for appraisals, environmental site assessments, and examinations and inspections of both books and records and property including, without limitation, the fees and expenses of all engineers, appraisers and other professionals.

     2. GUARANTY OF LIABILITIES. The Guarantor hereby guarantees to the Bank the full and prompt payment and performances of all Liabilities of the Borrower. The obligations of Guarantor hereunder are primary and not contingent. Notwithstanding the name of this document, reference to the term Guarantor, or any other provision herein to the contrary, Guarantor acknowledges and agrees that this Guaranty is intended to be a contract of suretyship and that the Guarantor has agreed to act as a surety to the Bank.

     3. GUARANTY ABSOLUTE AND UNCONDITIONAL. This is a continuing, absolute and unconditional Guaranty which is subject to no limitations except those expressly agreed to by the Guarantor and the Bank in writing. This Guaranty is not conditioned or contingent upon the genuineness, validity, or enforceability of the loan documents or other instruments relating to the creation or performance of the Liabilities of the Borrower or the pursuit by the Bank of any remedies which the Bank has now or may hereafter have with respect thereto under the loan documents at law, in equity, or otherwise. Furthermore, the Guarantor shall forthwith pay all sums due to the Bank hereunder without regard to any counterclaim, setoff, deduction, or defense of any kind which any party obligated under the loan documents may have or assert, and without abatement, suspension, deferment, or reduction on account of any occurrence whatsoever.

     4. EVENTS OF DEFAULT. Upon the occurrence of any event of default under any instrument evidencing any of the Liabilities of the Borrower or any of the following events: (a) default in the payment or performance of any other obligations or liabilities of the Guarantor under any other agreement between the Bank and the Guarantor; (b) the Guarantor, if a business entity, discontinues business operations at any of the Guarantor's locations; (c) the Guarantor is generally unable to pay debts as they become due or the Bank deems itself insecure; (d) the Guarantor makes a general assignment for the benefit of creditors; (e) the entry of a decree, order or order for relief by a court having jurisdiction of a case initiated by or against the Guarantor under the federal bankruptcy code or any other federal or state laws pursuant to which a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official, is appointed for the Guarantor or any of the Guarantor's property, with or without consent, for any purpose whatsoever; (f) a substantial part of the property of the Guarantor is taken by attachment, execution or any other form of legal process; or (g) death of an individual Guarantor or dissolution of a Guarantor that is a business entity; then the liabilities and obligations of the Guarantor hereunder shall immediately become due and payable at the election of the Bank without notice or demand. The Bank shall have no obligation to exercise any right or remedy or to seek any recovery from any party obligated under the loan documents or to realize upon any collateral prior to proceeding hereunder against the Guarantor, and likewise the enforcement of the Bank's rights against the Borrower, any other party to the loan documents, or any collateral, shall not impair the right of the Bank to enforce this Guaranty against the Guarantor. The Guarantor expressly agrees that any such action by the Bank shall never operate as a release or other diminution of the liability of the Guarantor under this Guaranty.

     5. RESTRICTIONS ON ASSET TRANSFERS. The Guarantor hereby covenants that during such time as this Guaranty is in effect, the Guarantor will not make or permit any substantial diminution in the Guarantor's net worth and will not sell, mortgage or pledge any material portion of the Guarantor's real or personal property (except mortgages, security agreements and pledges to the Bank as security for this Guaranty and guarantees and other transactions in the ordinary course of the Guarantor's business and of a type

UNITED ENERGY CORPORATION                                                    53
       and magnitude similar to those of past transactions in the ordinary course of business) without having first obtained the Bank's written consent therefor.

 6. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that: (a) neither the execution nor performance of this Guaranty will violate any indenture, agreement or other instrument to which the Guarantor is a party, or by which the Guarantor is bound, or be in conflict with, result in a breach of or constitute with due notice or lapse of time or both a default under, or except as may be provided by this Guaranty, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Guarantor pursuant to any such indenture, agreement or instrument; (b) there is no action suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened or affecting the Guarantor which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Guarantor; (c) the Guarantor is not party to any agreement or instrument or subject to any restriction adversely affecting the guarantor's business, properties or assets, operations or conditions, financial or otherwise; (d) the Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Guarantor is a party; and (e) if a corporate, partnership, limited liability company or trust Guarantor, it is duly organized, validly existing and in good standing under the laws of the state of its formation and in every other jurisdiction, except where the failure to so qualify would not have a material adverse effect on the Guarantor, its property, its financial condition or otherwise.

 7. GUARANTOR'S WAIVERS; WAIVER OF SUBROGATION. The Guarantor waives notice of the incurring of Liabilities of the Borrower, the acceptance of this Guaranty by the Bank; presentment and demand for payment, protest, notice of protest, notice of dishonor or non-payment of any instrument evidencing any Liabilities of the Borrower, acceleration, and intent to accelerate; any right to require suit against the Borrower or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty in any manner; any right to marshaling of assets; the defense of impairment of collateral; and all other suretyship defenses. The Guarantor consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of any guaranties, abstaining from taking advantage of or realizing upon any collateral security or other guaranties and any and all other forbearances or indulgences granted by the Bank to the Borrower or any other party may be made, granted and effected by the Bank without notice to the Guarantor and without in any manner affecting the Guarantor's liability hereunder. Any notice to the Guarantor by the Bank at any time shall not imply that such notice or any further or similar notice was or is required. The Guarantor also hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Bank against the Borrower or any security which the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

 8. SETOFF RIGHTS. Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

 9. FEES AND EXPENSES. The Guarantor agrees to pay the Bank any and all costs, expenses and reasonable attorneys' fees (which may include costs allocated by the Bank's internal legal department), paid or incurred by the Bank in administering, enforcing or endeavoring to enforce this Guaranty, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees. The Guarantor hereby grants to the Bank a continuing security interest in all accounts, deposits, and property of the Guarantor, and all proceeds thereof, from time to time with or in the hands of the Bank to secure the liabilities of the Guarantor, and the Bank shall have the same right to setoff with respect to deposits and other credits of the Guarantor as it has with respect to deposits and other credits of the Borrower under any agreements evidencing any of the Liabilities of the Borrower or under any applicable law.

10. PREFERENCE, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, interest on, or fees with respect to any of the Liabilities of the Borrower is rescinded or must otherwise be restored or returned by the Bank upon insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, all as though such payment had not been made.

11. CHOICE OF LAW; MODIFICATION; SUCCESSORS AND ASSIGNS. (hereinafter the "State"). It may not be amended, modified or waived except by a written instrument describing such amendment, modification or waiver executed by the Guarantor and the Bank. It may not be assigned by the Guarantor. It shall inure to the benefit of the Bank and its successors and assigns and shall bind the Guarantor and the successors, representatives and heirs of the Guarantor.

12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY, AND AGREES THAT ANY



UNITED ENERGY CORPORATION                                                   54

    SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

13. JURISDICTION AND VENUE. The Guarantor hereby irrevocably consents that any legal action or proceeding against the Guarantor or any of the Guarantor's property with respect to any matter arising under or relating to this Guaranty may be brought in any court of the State, or any Federal Court of the United States of America located in the State, as the Bank may elect, and by execution and delivery of this Guaranty the Guarantor hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth herein. The foregoing, however, shall not limit the Bank's rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty, and hereby further irrevocably waives any claim that the State is not a convenient forum for any such suit, action or proceeding.


14. BORROWER'S DISCHARGE. If for any reason any of the Liabilities of the Borrower have been discharged or have become irrecoverable from the Borrower by operation of law or for any other reason, the liabilities of the Guarantor under this Guaranty shall nevertheless remain in full force and effect notwithstanding such discharge or irrecoverability.

15. PROSPECTIVE TERMINATION ONLY. This Guaranty shall not be terminated until the Bank in its discretion determines that the Liabilities of the Borrower covered by this Guaranty have been satisfied in full.

16. FINANCIAL STATEMENTS; TAX RETURNS. During each calendar year that this Guaranty is in effect, the Guarantor agrees to furnish to the Bank on or before one hundred and twenty (120) days after the Guarantor's fiscal year end, the following: in the case of a corporate, limited liability company, partnership or trust Guarantor, financial statements (audited if requested), balance sheets, profit and loss statements, together with supporting schedules, signed and in such form as may be acceptable to the Bank; in the case of an individual Guarantor, signed personal financial statements on a form prescribed by the Bank; in the case of corporate, trust, and individual Guarantors, current Federal income tax returns (with all schedules and exhibits); in the case of a partnership Guarantor, Form 1065 (with all schedules and exhibits); and in the case of a limited liability company Guarantor, the appropriate current Federal income tax return (with all schedules and exhibits). In any event, all the documents referred to in the foregoing sentence must be submitted to the Bank if there occurs a material adverse change in the financial or business condition of the Borrower or the Guarantor or an event of default under this Guaranty.

17. NOTICES. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address or telecopier number set forth below, or, as to each party, at such other address or telecopier number as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision. Any notice to the Guarantor shall be sent to the address(es) as referenced below. All notices hereunder shall be effective upon the earliest to occur of (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested),
    (ii) upon delivery by hand (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

18. ASSIGNMENTS AND PARTICIPATIONS. The Guarantor agrees that the Bank shall have the right at all times to sell all or any portion of the Liabilities of the Borrower and all documents and instruments evidencing or pertaining to the Liabilities of the Borrower including this Guaranty, and to grant one or more participations in the Liabilities of the Borrower and in all documents and instruments evidencing or pertaining to the Liabilities of the Borrower including this Guaranty. In connection therewith, the Guarantor hereby irrevocably authorizes the Bank to deliver to each such purchaser, participant and prospective purchaser or participant originals and copies of all loan documents and instruments and this Guaranty and all financial statements and other credit and factual data from time to time in the Bank's possession which relate to the Borrower and/or all guarantors, including the Guarantor. This Guaranty is expressly declared to be transferrable and assignable.

19. JOINT AND SEVERAL OBLIGATIONS; GENDER. If more than one Guarantor has signed this Guaranty, the obligations of the Guarantor are joint and several. The term "Guarantor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

20. DOLLAR LIMITATION. This guarantee is limited to: $1,000,000.00.

This Guaranty has been executed by the Guarantor, through its duly authorized representative where required, as of the date above written.

WITNESS:                     Sworn to me this
                             8th day of June, 2000
                             /s/ Judith A. Mee

/s/ Concetta B. Kristan      JUDITH A. MEE         /s/ Joseph J. Grano
-----------------------    Notary Public, State   --------------------
                            of New York           Name: Joseph J. Grano
                           No. 43-4800341         Address: Sheepfield Drive,
                           Qualified in Richmond           PO Box 583
                            County                         New Vernon, NJ 07976
                           Commission Expires
                            August 31, 2000

UNITED ENERGY CORPORATION                                                    55